UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA	1-7160	31-1101097
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana	46514
(Address of Principal Executive Offices)	(Zip Code)

(574) 262-0123

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2006, the Registrant entered into a stock purchase agreement with MBSI Holdings, LLC, pursuant to which the Registrant sold all of the outstanding stock of the Registrant’s Miller Building Systems, Inc. subsidiary to MBSI. The transaction closed on March 31, 2006. The purchase price comprised $9 million in cash, a seller note for $2.5 million and a $2 million earn-out note contingent upon Miller achieving certain performance metrics over the next five years.

Also on March 31, 2006, the Registrant completed the sale of a property located in Grapevine, Texas, for $1.7 million in cash and a note for approximately $0.25 million. Finally, on March 31, 2006 the Registrant sold vacant farmland located in Middlebury, Indiana for $0.6 million.

On April 3, 2006, the Registrant issued a press release announcing the transactions described above, a copy of which is attached as Exhibit 99 to this Report on Form 8-K.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

(2)	Stock Purchase Agreement, dated March 31, 2006, by and among Coachmen Industries, Inc., Consolidated Building Industries, LLC, Miller Building Systems, Inc. and MBSI Holdings, LLC

(99)	Press Release dated April 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date: April 3, 2006	By:	/s/ Kathy Samovitz
Kathy Samovitz, Assistant Secretary